Exhibit 99.1

Twilio Inc. Announces Proposed Private Offering of $435 million of Convertible Senior Notes

San Francisco — May 14, 2018 - Twilio (NYSE: TWLO) (“Twilio”), the leading cloud communications platform, today announced its intention to offer, subject to market conditions and other factors, $435 million aggregate principal amount of Convertible Senior Notes due 2023 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  Twilio also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $65 million aggregate principal amount of the Notes.

The Notes will be senior, unsecured obligations of Twilio, and interest will be payable semi-annually in arrears.  The Notes will be convertible into cash, shares of Twilio’s Class A common stock or a combination thereof, at Twilio’s election.  The interest rate, initial conversion rate and other terms of the Notes are to be determined upon pricing of the Offering.

In connection with the pricing of the Notes, Twilio expects to enter into capped call transactions with certain of the initial purchasers of the Offering and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”).  The capped call transactions are expected generally to reduce or offset the potential dilution to Twilio’s Class A common stock upon any conversion of Notes and/or to offset any cash payments Twilio is required to make in excess of the principal amount of the converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers of the Offering exercise their option to purchase additional Notes, Twilio expects to enter into additional capped call transactions with the Option Counterparties.

Twilio expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Twilio’s Class A common stock and/or purchase shares of Twilio’s Class A common stock concurrently with or shortly after the pricing of the Notes.  This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time.  In addition, Twilio expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or by purchasing or selling shares of Twilio’s Class A common stock or other securities of Twilio in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes).  This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect the ability of holders of Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Class A common stock and value of the consideration that holders of Notes will receive upon conversion of the Notes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the shares of Twilio’s Class A common stock potentially issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of Twilio’s Class A common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Twilio

More than 2 million developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, and video by virtualizing the world’s telecommunications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, about whether Twilio will be able to consummate the Offering, the terms of the Offering and the capped call transactions, expectations regarding actions of the Option Counterparties and their respective affiliates and the satisfaction of customary closing conditions with respect to the Offering. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially, including (i) changes as a result of market conditions or for other reasons, (ii) the risk that the Offering will not be consummated, (iii) the risk that the capped call transactions will not become effective and (iv) the impact of general economic, industry or political conditions in the United States or internationally.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time.

Source: Twilio Inc.

Contact:

Twilio Inc.

Investor Contact:

Greg Kleiner

ir@twilio.com